UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              October 17, 2005

                       TEMPORARY FINANCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Washington                    333-60326                91-2079472
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


   200 North Mullan Road, Suite 213, Spokane, Washington             99223
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Address of principal executive offices                              Zip Code


Registrants telephone number, including area code: 509-340-0273


                                      N.A.
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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      On October 17, 2005, TPFS entered into a contingent Purchase and Sale Agreement (the "Agreement") on real property located in Post Falls, Idaho. The real property consists of slightly more than two acres of land and building with approximately 16,000 square feet of office space. The Agreement contains inspection and financing contingencies that must be removed within then and thirty days, respectively. The property is being acquired from Willy Taft Building LLC, an unrelated third party for $1,125,000. TPFS has made a $20,000 earnest money deposit on the real property and expects to close the purchase on or before November 20, 2005. TPFS expects to finance a portion of the purchase price through a bank or other financial institution.

As previously announced, the Company has entered into a non-binding letter of intent to acquire the assets of Command Staffing LLC (the franchise company) and Harborview Software, Inc. (the software company) (collectively Command Staffing), as well as the assets of up to sixty two franchised labor offices. The office building is being acquired in advance of the acquisition of Command Staffing and will serve as the headquarters office of the combined companies, doing business as Command Center, when the transaction is finalized. The acquisitions of the operations of the franchise and software companies are expected to be closed sometime in late October or early November. The acquisitions of the franchised labor offices will be closed late in 2005 or early 2006. The transaction will remain nonbinding unless the parties are able to successfully negotiate and sign a definitive agreement. As a result of the nonbinding nature of the transaction, there are no assurances that a closing will occur.

The space available in the building is expected to be adequate for the needs of Command Center for the next five years. The land acquired with the building will allow for expansion if needed for future operations. Pending closing of the Command Staffing acquisition and full occupancy by Command Center, TPFS will consider subletting surplus space.


Item 7.01  Regulation FD Disclosure

      On October 21, 2005 TPFS announced that it had entered into a Purchase and Sale Agreement for the acquisition of land and a building in Post Falls, Idaho. A copy of the press release is attached to this report as Exhibit 99.1. This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.       Item
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10.1              Real Estate Purchase and Sale Agreement dated October 17, 2005

99.1 Press Release, dated October 21, 2005, concerning the acquisition of real property.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Temporary Financial Services, Inc.                             October 21, 2005

/s/ Brad E. Herr, Secretary
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Brad E. Herr, Secretary